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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                          ---------------------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):   November 2, 1999

                          ---------------------------


                                 VENCOR, INC.
            (Exact name of registrant as specified in its charter)


          Delaware                       001-14057             61-1323993
(State or other jurisdiction of   (Commission File Number)    (IRS Employer
incorporation or organization)                              Identification No.)

                               One Vencor Place
                            680 South Fourth Street
                             Louisville, Kentucky
                   (Address of principal executive offices)
                                  40202-2412
                                  (Zip Code)

      Registrant's telephone number, including area code:  (502) 596-7300

                                Not Applicable
        (Former name or former address, if changed since last report.)


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Items 1-3.  Not Applicable.

Item 4.  Changes in Registrant's Certifying Accountants.

         Vencor, Inc. (the "Company"), upon approval of its Board of Directors, appointed PricewaterhouseCoopers LLP ("PWC") as its independent auditors for the fiscal year ending December 31, 1999 to replace Ernst & Young LLP ("Ernst & Young") effective November 2, 1999. The appointment of PWC is subject to approval by the United States Bankruptcy Court ("Bankruptcy Court"). The Board of Directors was advised by counsel that the participation of Ernst & Young in the Company's 1998 spin off from Ventas, Inc. presented a potential conflict of interest that would significantly jeopardize the ability of Ernst & Young to be approved as independent auditors for the Company by the Bankruptcy Court. The audit reports of Ernst & Young on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended December 31, 1998 and 1997, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles. The opinion of Ernst & Young for the period ended December 31, 1998 was modified as to uncertainty by the inclusion of an explanatory "going concern" paragraph resulting from the Company's net loss in 1998, working capital deficiency and covenant defaults on its bank loan agreement.

         In connection with the audits for the two years ended December 31, 1998 and 1997, and the subsequent interim period through November 2, 1999, there were no disagreements with Ernst & Young on any accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which if not resolved to the satisfaction of Ernst & Young, would have caused it to make a reference to the subject matter of the disagreement in their report.

         In connection with the audit of the Company's consolidated financial statements for the year ended December 31, 1998, Ernst & Young informed the Company and its Audit and Compliance Committee of a condition that it believed constituted a material weakness in the Company's internal controls. Ernst & Young communicated that certain of the Company's account reconciliations had not been completed on a timely basis. Additionally, Ernst & Young stated that there was a lack of appropriate follow up and resolution of reconciling items, including adjustments of the accounting records on a timely basis, and there was a lack of evidence of review of the reconciliations by an independent person. The Company did reconcile all accounts and recorded the appropriate adjustments prior to the filing of its Annual Report on Form 10-K for the year ended December 31, 1998. Ernst & Young advised the Company that, in completing its audit, it considered the aforementioned material weakness in determining the nature, timing and extent of procedures performed to enable it to issue its opinion on the consolidated financial statements. The Company has authorized Ernst & Young to respond fully to the inquires of PWC concerning these matters.

         The Company has requested that Ernst & Young furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements contained herein. A copy of such letter dated November 5, 1999 is filed as Exhibit 16 to this Current Report on Form 8-K.

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Items 5-6.  Not Applicable.

Item 7.  Financial Statements and Exhibits.

         (a) Financial statements of businesses acquired.

             Not applicable.

         (b) Pro forma financial information.

             Not applicable.

         (c) Exhibits.

         Exhibit 16 Letter from Ernst & Young LLP regarding a change in certifying accountants.


Items 8-9.  Not Applicable.


                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                            VENCOR, INC.



Dated:  November 5, 1999                      By: /s/ Richard A. Lechleiter
                                                  -------------------------
                                                  Richard A. Lechleiter
                                                  Vice President, Finance,
                                                  Corporate Controller and
                                                  Treasurer

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